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[NEWYORKLIFE LOGO]

The Company You Keep(R)
tenglish@newyorklife.com
                                                NEW YORK LIFE INSURANCE COMPANY
                                                51 Madison Avenue,
                                                New York, NY  10010
                                                212-576-6973
                                                Fax 212-576-8339

                                                THOMAS F. ENGLISH
                                                Senior Vice President &
                                                Deputy General Counsel



                                 May 23, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          RE:  NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
               VARIABLE UNIVERSAL LIFE SEPARATE ACCOUNT-I
               INVESTMENT COMPANY ACT FILE NUMBER 811-07798
               SECURITIES ACT FILE NUMBER:  333-57210


Ladies and Gentlemen:

     This opinion is furnished in connection with the filing by New York Life Insurance and Annuity Corporation ("NYLIAC") of Post-Effective Amendment No. 5 to the registration statement on Form N-6 ("Registration Statement") under the Securities Act of 1933, as amended, of NYLIAC Variable Universal Life Separate Account-I ("Separate Account-I"), (File No. 333-57210). Separate Account-I receives and invests premiums allocated to it under flexible premium, variable universal life insurance policies and flexible premium survivorship variable universal life insurance policies ("Policy" or "Policies"). The Policies are offered in the manner described in the Registration Statement.

     NYLIAC is a wholly-owned subsidiary of New York Life Insurance Company ("NYL"). My professional responsibilities at NYL include the provision of legal advice to NYLIAC. Also, I am Senior Vice President and Deputy General Counsel of NYLIAC.

     In connection with this opinion, I have made such examination of the law and have examined such corporate records and such other documents as I consider appropriate as a basis for this opinion hereinafter expressed. On the basis of such examination, it is my opinion that:

        1. NYLIAC is a corporation duly organized and validly existing under the laws of the State of Delaware.

        2. Separate Account-I is a separate account established and maintained by NYLIAC pursuant to Section 2932 of the Delaware Insurance Code, under which the income, gains and losses, realized or unrealized, from assets allocated to Separate Account-I shall be credited to or charged against Separate Account-I, without regard to other income, gains or losses of NYLIAC.

        3. The Policies have been duly authorized by NYLIAC and, when sold in jurisdictions authorizing such sales, in accordance with the Registration Statement, will constitute validly issued and binding obligations of NYLIAC in accordance with their terms.



                                        NYLIFE for Financial Products & Services



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Securities and Exchange Commission
May 23, 2003
Page 2



               4. Each owner of a Policy will not be subject to any deductions, charges, or assessments imposed by NYLIAC, other than those provided in the Policy.


     I consent to the use of this opinion as an exhibit to the Registration Statement.


                                   Very truly yours,

                                   /s/ THOMAS F. ENGLISH
                                   Thomas F. English
                                   Senior Vice President and
                                   Deputy General Counsel